UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2024

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Office Properties Income Trust.

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Agreement

On November 24, 2024, we entered into an Exchange Agreement, or the Exchange Agreement, with parties holding a significant portion of our outstanding senior unsecured notes due 2025, or Existing Notes, providing for the exchange of up to $340.0 million of Existing Notes for: (a) up to $445.0 million aggregate principal amount of our new 3.250% Senior Secured Notes due 2027, or New Notes, and related guarantees, (b) up to 11,533,380 of our common shares of beneficial interest, $.01 par value per share, or our common shares, representing up to 19.9% of our issued and outstanding common shares as of November 24, 2024, or Exchange Shares, and (c) certain premiums as described below. In addition, we have agreed to pay cash interest on Existing Notes that are exchanged. Certain other holders of Existing Notes may become party to the Exchange Agreement subject to the terms and conditions set forth therein. We refer to such exchange as the Private Placement and the parties to the Exchange Agreement from time to time as the Noteholder Parties. The New Notes and related guarantees will be issued pursuant to an indenture, in substantially the form attached to the Exchange Agreement.

In connection with the Exchange Agreement, to the extent that the Existing Notes tendered by the Noteholder Parties would not represent $340.0 million of Existing Notes, certain holders of Existing Notes, or the Backstop Parties, have agreed, subject to the terms and conditions set forth in the Exchange Agreement, to purchase New Notes and Exchange Shares representing Existing Notes that were not exchanged in the Private Placement, for cash at a ratio of, for each $1,000 of cash transferred to us: (a) $1,308.82 in principal amount of New Notes and (b) 33.92 Exchange Shares.

We will pay: (a) a cash premium of $15.0 million pro rata to each Backstop Party based on their respective backstop commitments, (b) a cash premium of $10.0 million that will be allocated among the Noteholder Parties party to the Exchange Agreement, and (c) certain fees and expenses of the Noteholder Parties.

The obligations of the Company and the Noteholder Parties to consummate the closing of the transactions contemplated by the Exchange Agreement are subject to certain conditions, including, among others: (a) the accuracy of the representations and warranties (subject to certain materiality qualifications) made by the Company, in the case of the Noteholder Parties, or by each Noteholder Party, in the case of the Company, (b) the performance in all material respects all obligations and covenants of the Company, in the case of the Noteholder Parties, or of each Noteholder Party, in the case of the Company, and (c) the lack of any governmental authority prohibiting the transactions. The Exchange Agreement may be terminated under certain circumstances (subject to the survival of certain provisions), including, among others, with the mutual written consent of the Company and each of the Noteholder Parties party to the Exchange Agreement as of the effective date of the Exchange Agreement.

We have agreed to provide the Noteholder Parties with certain registration rights in respect of the resale of the Exchange Shares. We are required to prepare and file a prospectus supplement to our automatic shelf registration statement with the Securities and Exchange Commission, or SEC, no later than the 10th business day after the closing of the Private Placement.

The Exchange Agreement also includes certain representations, warranties and covenants, including covenants by the Company (a) not to take, or agree to take, any action that would cause the Exchange Shares to be issued to the Noteholder Parties to represent less than 15.81% of its issued and outstanding common shares, prior to the maturity date of the Existing Notes and (b) that place restrictions on certain other corporate actions.

The foregoing is a summary of the material terms of the Exchange Agreement and does not purport to be complete, and is subject to, and qualified by, the Exchange Agreement in its entirety, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Private Placement is being made in reliance on an exemption from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, or Regulation S promulgated thereunder. The New Notes and the Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 3.02	Unregistered Sales of Equity Securities.

Between September 30, 2024 and November 15, 2024, we entered into a series of privately negotiated exchange agreements, under which we have issued an aggregate of 4,045,704 of our common shares in exchange for $7.1 million aggregate principal amount of the Existing Notes, or the Additional Private Exchanges. We may engage in similar transactions in the future but are under no obligation to do so. Based on the aggregate principal amount of Existing Notes exchanged plus an aggregate of $73,325 of interest accrued thereon through the relevant date of exchange, the common shares issued in the Additional Private Exchanges had an average implied value of approximately $1.69 per share. Pursuant to Section 3(a)(9) of the Securities Act, the common shares issued in the Additional Private Exchanges were issued in each case to existing shareholders of the Company exclusively in exchange for such holders’ securities and no commission or other remuneration was paid or given for soliciting the exchange. Other exemptions may apply.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. We expect the issuance of Exchange Shares pursuant to the Exchange Agreement to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereof or exempt pursuant to Registration S.

Item 7.01	Regulation FD Disclosure.

In connection with entering into the Exchange Agreement, the Company issued a press release on November 25, 2024 and posted to its website an investor presentation, copies of which are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

In connection with confidential discussions and negotiations with the parties to the Exchange Agreement regarding the Private Placement and other potential transactions, the Company provided to such parties certain information, or the Disclosure Material, that the Company has agreed to disclose, subject to certain terms and conditions set forth in confidentiality agreements previously entered into with certain parties to the Exchange Agreement and the parties to the Exchange Agreement. The Disclosure Material is furnished with this Current Report on Form 8-K as Exhibit 99.3 hereto and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the Disclosure Material, is being filed or furnished, as applicable, in part to satisfy the Company’s public disclosure obligations pursuant to such confidentiality agreements and the Exchange Agreement.

The Disclosure Material should not be regarded as an indication that the Company or any third party consider the Disclosure Material to be a reliable prediction of future events, and the Disclosure Material should not be relied upon as such. The Disclosure Material was not prepared with a view toward public disclosure. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of Disclosure Material or undertakes any obligation to publicly update the Disclosure Material to reflect circumstances existing after the date when the Disclosure Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Disclosure Material are shown to be in error.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 to this Current Report on Form 8-K, including each of Exhibits 99.1, 99.2 and 99.3 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, the completion of the Private Placement is subject the satisfaction or, if applicable, waiver of, certain conditions to the Private Placement, some of which are beyond our control. We cannot be sure that these conditions will be satisfied or waived; accordingly, the Private Placement may not be consummated on the contemplated terms or timing or at all.

The information contained in our periodic reports filed with the Securities and Exchange Commission, or SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon any forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

No Offer or Solicitation

None of this Current Report on Form 8-K nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, the New Notes and related guarantees, the Exchange Shares or any other securities, nor shall there be any sale of the New Notes and related guarantees, the Exchange Shares or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The New Notes and related guarantees and Exchange Shares have not been registered under the Securities Act, and may not be offered or sold in the U.S. or to U.S. persons (other than distributors) except in accordance with the provisions of Regulation S or as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. Hedging transactions with respect to the Exchange Shares may not be conducted unless in compliance with the Securities Act and Regulation S.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1 *	Exchange Agreement dated November 24, 2024, by and among Office Properties Income Trust and the holders of Senior Unsecured Notes due 2025 from time to time party thereto.

99.1	Press Release dated November 25, 2024.

99.2	Investor Presentation dated November 25, 2024.

99.3	Disclosure Material, dated as of November 25, 2024.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

* Certain schedules and exhibits omitted pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated:  November 25, 2024

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